Exhibit 10.2

Execution Version

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is made as of the 31st day of March, 2019, by and between, Truli Technologies, Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (the “Investor”).

WHEREAS, the Investor has previously acquired shares of preferred stock, convertible promissory notes and warrants from the Company as set forth on Schedule I (the “Securities”).

WHEREAS, the Company has authorized a new series of convertible preferred stock of the Company designated as Series D Convertible Preferred Stock, par value $0.0001 per share, the terms of which are set forth in the Certificate of Designations for such series of Series D Preferred Stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A.

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Company and the Investor desire to enter into a transaction whereby the Company shall issue such number of shares of Series D Convertible Preferred Stock (the “Series D”) in exchange for the Securities as set forth on Schedule I.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Exchange. The closing of the Exchange (the “Closing”) will occur on or before March 31, 2019 (or such later date as the parties hereto may agree) following the satisfaction or waiver of the conditions set forth herein (such date, the “Closing Date”). On the Closing Date, subject to the terms and conditions of this Agreement, each Investor shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act of 1933 (the “Securities Act”), exchange the Securities for the Series D. At the Closing, the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

1.1. On the Closing Date, the Company shall issue the Series D to the Investor. Promptly after the Closing Date, the Company shall deliver a certificate evidencing the Series D to the Investor. On the Closing Date, the Investor shall be deemed for all corporate purposes to have become the holder of record of the Series D and shall have the right to convert the Series D, irrespective of the date the Company delivers the certificate evidencing the Series D to the Investor.

1.2. Upon receipt of the Series D in accordance with Section 1.1, all of the Investor’s rights under the Securities shall be extinguished (including, without limitation, the rights to receive, as applicable, any premium, make-whole amount, accrued and unpaid interest or dividends thereon or any shares of Common Stock with respect thereto (whether in connection with a fundamental transaction, event of default or otherwise)).

1.3. The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

1.4. If the Closing has not occurred on or prior to April 30, 2019, the Investor shall have the right, by delivery of written notice to the Company to terminate this Agreement (such date, the “Termination Date”). From the date hereof until the earlier of (x) the Closing Date (as defined below) and (y) the Termination Date, the Investor shall forbear from taking any actions with respect to the Securities not explicitly set forth herein, including, without limitation, conversions, exercises, redemptions, exchanges or delivery of written notice to the Company to require the conversion, exercise, redemption or exchange of any of the Securities.

1.5. It shall be a condition to the obligation of the Investor on the one hand and the Company on the other hand, to consummate the Exchange contemplated hereunder that the other party’s representations and warranties contained herein are true and correct on the Closing Date with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made.

1.6. At or before the Closing, the Investor shall deliver or cause to be delivered to Nason Yeager Gerson Harris & Fumero, P.A., as counsel to the Company, (i) the executed Agreement and (ii) other items required to effectuate the Exchange.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

2.1. Organization, Good Standing and Qualification. Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any joint venture or any entity in which the Company, directly or indirectly, owns more than 10% of the capital stock or holds an equivalent equity or similar interest) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect (as defined below) on its business or properties. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated hereby or on the Exchange (as defined above) or by the agreements and instruments to be entered into (or entered into) in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under this Agreement or the Exchange.

2.2. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Exchange and the performance of all obligations of the Company hereunder and thereunder, and the authorization of the Exchange, the issuance (and reservation for issuance) of the Series D have been taken on or prior to the date hereof and no further filing, consent, or authorization is required by the Company, its board of directors or its stockholders. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The Certificate of Designations has been validly filed with the Secretary of State of Delaware and, as of the date hereof and the Closing Date, remains in full force and effect, enforceable against the Company in accordance with its terms and has not been amended.

2.3. Valid Issuance of the Series D. The Series D shares when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, and the Common Stock when issued in accordance with the terms of the Certificate of Designations, will be duly and validly issued, fully paid and non-assessable. Upon conversion of the Series D, the Common Stock shall be freely tradable and may be sold under Rule 144 promulgated under the Securities Act (“Rule 144”) subject to the public information requirement under Rule 144(c). Within 60 days following the Closing, the Company shall have reserved from its duly authorized capital stock not less than 200% of the maximum number of shares of Common Stock (assuming for purposes hereof that such Series D are convertible at the initial Conversion Price (as defined in the Certificate of Designations) and any such reservation shall not take into account any limitations on the conversion of the Series D set forth in the Certificate of Designations).

2.4. Compliance With Laws. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect, and the Company has not received notice of any such violation.

2.5. Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any Person (as defined below), not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

2.6. Acknowledgment Regarding Investor’s Purchase of Series D. The Company acknowledges and agrees that each Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and Exchange and the transactions contemplated hereby and thereby and that each Investor is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the Securities Act), or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 under the Exchange Act). The Company further acknowledges that each Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Exchange and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Exchange and the transactions contemplated hereby and thereby is merely incidental to the Investor’s acceptance of the Series D. The Company further represents to the Investor that the Company’s decision to enter into the Exchange has been based solely on the independent evaluation by the Company and its representatives. The Company has not (i) received any consideration from the Investor for the Series D received in the Exchange, other than the Securities, (ii) paid any commission or remuneration for the solicitation of the Exchange or (iii) offered any shares of the Series D to any Person.

2.7. Absence of Litigation. To the knowledge of the Company, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock, the Securities or any of the Company’s officers or directors in their capacities as such.

2.8. Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of any certificate of incorporation, any certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.9. Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3. Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

3.1. Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

3.2. Exchange Only. The Investor has not provided any consideration to the Company for the Series D received in the Exchange other than the Securities. The Investor understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Series D issued in the Exchange may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) pursuant to Rule 144, or (C) pursuant to another exemption from registration under the Securities Act, including but not limited to Section 3(a)(9) thereunder.

3.3. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series D or the fairness or suitability of the investment in the Series D nor have such authorities passed upon or endorsed the merits of the offering of the Series D.

3.4. Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.5. Ownership of Securities. The Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Securities free and clear of all rights and liens (other than pledges or security interests (x) arising by operation of applicable securities laws and (y) that the Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Investor has full power and authority to transfer and dispose of the Securities to the Company free and clear of any right or lien. Other than the transactions contemplated by this Agreement, there is no outstanding, plan, pending proposal, or other right of any Person to acquire all or any part of the Securities or any shares of Common Stock issuable upon conversion of the Securities.

4. Additional Covenants

4.1. Disclosure. The Company shall, on or before 8:30 a.m., New York New York time, within four business days after the date of this Agreement, file with the Securities and Exchange Commission a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching the form of this Agreement and the Certificate of Designations as exhibits thereto (collectively with all exhibits attached thereto, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Investor with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Investor. To the extent that the Company delivers any material, non-public information to the Investor without the Investor’s express prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

4.2. Holding Period. For the purposes of Rule 144 of the Securities Act, the Company acknowledges that (i) the holding period of the Securities may be tacked onto the holding period of the Series D as long as no payment is made in connection with any conversion, and (ii) the holding period of the Series D may be tacked onto the holding period of the Common Stock, and the Company agrees not to take a position contrary to this Section 4.2.

4.3. Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

4.4. Public Information. At any time following the Closing while the Investor owns any shares of Series D, if a registration statement is not available for the resale of all of the shares of Common Stock issuable upon conversion of Series D, and such shares of Common Stock may not be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) for a period of more than 30 consecutive days or (ii) fail to satisfy any condition set forth in Rule 144(i)(2) then, as partial relief for the damages to the Investor by reason of any such delay in or reduction of its ability to sell the Conversion Shares (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall immediately issue to the Investor shares of Series D equal to 20% of the number of shares of Series D then held by the Investor.

4.5. Right of First Refusal. The provisions of Section 4(n) of that certain Securities Purchase Agreement by and among the Company, the Investor, et. al., dated March 31, 2019 shall apply mutatis mutandis to the shares of Series D acquired by the Investor pursuant to the Exchange.

4.6. Fees and Expenses. Except as otherwise set forth above, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5. Miscellaneous

5.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2. Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.3. Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email followed by overnight next business day delivery, to the address as provided for on the signature page to this Agreement.

5.4. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

5.5. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

5.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.7. Survival. The representations, warranties and covenants of the Company and the Investor contained herein shall survive the Closing and delivery of the Series D.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

TRULI TECHNOLOGIES INC.

By:
Name:
Title:

Address for Notices:

Truli Technologies, Inc.
54 W 40th Street,
New York, NY 10018
Attention:	________________
Email:	________________

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR:

By:

Name:

Title:

Address for Notices:

Email:

EIN#:

[Signature page to the Exchange Agreement]

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION OF
PREFERENCES, RIGHTS AND LIMITATIONS

OF

SERIES D CONVERTIBLE PREFERRED STOCK

The undersigned, Miles Jennings, the Chief Executive Officer of Truli Technologies, Inc. (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law (“DGCL”), in accordance with the provisions of Section 151 of the DGCL, does hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Board of Directors at a meeting on December 19, 2018, adopted resolutions authorizing the creation and issuance of a series of preferred stock designated as the “Series D Convertible Preferred Stock”, none of which shares have been issued;

That the Certificate of Designation for the Series D Convertible Preferred Stock (the “Certificate of Designation”) was filed with the Secretary of State for the State of Delaware on March 25, 2019.

That pursuant to the authority expressly conferred upon the Board of Directors by the Corporation’s Certificate of Incorporation, the Board of Directors, by unanimous written consent on March 29, 2019, adopted the following resolutions amending and restating the Certificate of Designation (the “Amended and Restated Certificate of Designations”):

RESOLVED, that pursuant to the authority expressly vested in the Board of Directors and in accordance with the provisions of the Certificate of Incorporation and the DGCL, the Certificate of Designation for the Series D Convertible Preferred Stock shall be amended and restated in its entirety, and the designation and number of shares constituting such series, and the rights, powers, preferences, privileges and restrictions relating to such series, in addition to any set forth in the Certificate of Incorporation, shall be as follows:

Section 1. Designation and Authorized Shares. There shall hereby be created and established a series of preferred stock of the Corporation designated as “Series D Convertible Preferred Stock” (the “Series D Preferred Stock”). The authorized number of shares of the Series D Preferred Stock shall be 500,000 shares (the “Preferred Shares”). Each Preferred Share shall have a par value of $0.0001. Capitalized terms not defined herein shall have the meaning as set forth in Section 12 below.

Section 2. Stated Value. Each Preferred Share shall have a stated value of $20 per share (the “Stated Value”).

Section 3. Liquidation. Upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary (in each case, the “Liquidation Date”), each Holder shall be entitled to receive out of assets of the Corporation legally available therefor: (a) a pro rata portion of the first $2,000,000 of cash and/or other property received by the Corporation pursuant to such liquidation, dissolution or winding up; and (b) after the Series E Stockholders and the Series F Stockholders have received the Second Liquidation Preference, a pro rata portion of 28.78% of the value of any cash or other property to be distributed to the Holders, the Series E Stockholders and the Series F Stockholders as payment of the Remaining Liquidation Amount. Any distribution in connection with the liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible.

Section 4. Voting. Except as otherwise expressly required by law, each Holder shall be entitled to vote on all matters submitted to stockholders of the Corporation and shall be entitled to the number of votes for each Preferred Share owned at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, equal to the number of shares of Common Stock such Preferred Shares are convertible into at such time, but not in excess of the conversion limitations set forth in Section 5(d) herein. Except as otherwise required by law, the Holders shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.

Section 5. Conversion.

(a) Conversion Right. Subject to the provisions of Section 5(d), at any time or times on or after the Closing Date, each Holder shall be entitled to convert any portion of the outstanding Preferred Shares held by such Holder into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 5(c) at the Conversion Rate (as defined below). The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up to the nearest whole share. The Corporation shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Preferred Share (as defined below).

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Preferred Share pursuant to Section 5(c) shall be determined by dividing (x) the Stated Value of such Preferred Share by (y) the Conversion Price (the “Conversion Rate”).

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert a Preferred Share into shares of Common Stock on any date after the Closing Date (a “Conversion Date”), a Holder shall deliver (via, electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion of the Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Corporation. Within three (3) Trading Days following a conversion of any such Preferred Shares as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Corporation the original certificates representing the Preferred Shares (the “Preferred Share Certificates”) so converted as aforesaid (or an indemnification undertaking with respect to the Preferred Shares in the case of its loss, theft or destruction). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Corporation shall transmit by electronic mail an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to such Holder and the Corporation’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (or such earlier date as required pursuant to the Securities Exchange Act of 1934, (the “Exchange Act”) or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Corporation shall (1) provided that the Transfer Agent is participating in The Depository Trust Corporation’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Share Certificate(s) submitted for conversion pursuant is greater than the number of Preferred Shares being converted, then the Corporation shall, as soon as practicable and in no event later than three (3) Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Preferred Share Certificate representing the number of Preferred Shares not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii) Corporation’s Failure to Timely Convert. If the Corporation shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, to credit such Holder’s or its designee’s balance account with DTC (or subject to Section 5(c)(i) to issue to such Holder a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Corporation’s share register) for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of any Preferred Share, a Triggering Event shall be deemed to have occurred, and such Holder shall be entitled to the remedies set forth in Section 7, in addition to all other remedies available to such Holder.

(d) Maximum Conversion. Notwithstanding anything to the contrary set forth in this Amended and Restated Certificate of Designation, at no time may all or a portion of the Preferred Shares be converted if the number of shares of Common Stock to be issued pursuant to such conversion would cause the holder’s beneficial ownership to exceed, when aggregated with all other shares of Common Stock beneficially owned (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) by such holder at such time, the number of shares of Common Stock more than 4.99% of all of the Common Stock issued and outstanding at such time (which provision may be waived by such Holder by written notice from such Holder to the Corporation, which notice shall be effective 61 calendar days after the date of such notice). Additionally, in no event shall any Preferred Shares be converted if after giving effect to the conversion, the Holder would beneficially own more than 9.99% of all of the Common Stock issued and outstanding at such time. For purposes of this Section 5(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Corporation or (3) any other notice by the Corporation setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of a holder of Series D Preferred Stock, the Corporation shall within one (1) business day confirm orally and in writing to such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including shares of Series D Preferred Stock, held by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported, which in any event are convertible or exercisable, as the case may be, into shares of the Corporation’s Common Stock within sixty (60) days’ of such calculation and which are not subject to a limitation on conversion or exercise analogous to the limitation contained herein. The provisions of this Section 5 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitations herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

Section 6. Rights Upon Issuance of Other Securities.

(a) Adjustment of Conversion Price upon Issuance of Common Stock. For a period of two (2) years commencing on the Closing Date, if the Corporation issues or sells, or in accordance with this Section 6 is deemed to have issued or sold, any Convertible Securities or Options, excluding any Excluded Securities (issued or sold or deemed to have been issued or sold) convertible or exercisable into shares of Common Stock less than a price equal to the Conversion Price (“New Conversion Price”) in effect immediately prior to such issue or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to the New Conversion Price. For all purposes of the foregoing (including determining the adjusted Conversion Price and the New Conversion Price under this Section 6), the following shall be applicable:

(i) Issuance of Options. If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 6(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Conversion Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For purposes of this Section 6(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 6(a)(ii), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased Conversion Rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 6(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Closing Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 6(a)(iii) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. If any Option and/or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Corporation (as determined by the Required Holders, the “Primary Security”, and such Option and/or Convertible Security, the “Secondary Securities”), together comprising one integrated transaction (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Corporation either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing), the consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued in such integrated transaction (or was deemed to be issued pursuant to Section 6(a)(i) or Section 6(a)(ii) above, as applicable) solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (A) the Consideration Value of each such Option, if any, (B) the fair market value (as determined by the Required Holders in good faith) or the Consideration Value, as applicable, and (C) the fair market value (as determined by the Required Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 6(a)(iv). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security) will be deemed to be the net amount of consideration received by the Corporation therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security), the amount of such consideration received by the Corporation will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Corporation for such securities will be the average VWAP of such security for the five (5) Trading Day period immediately preceding the date of receipt. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Corporation and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation.

(v) Record Date. If the Corporation takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

Provided, however, that if the Corporation’s Common Stock, issuable upon conversion of the Series D Preferred Stock, is listed on any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, or any successor of the foregoing, this Section 6(a) shall not apply.

(b) Holder’s Right of Adjusted Conversion Price. In addition to and not in limitation of the other provisions of this Section 6(b), if the Corporation in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, Options or Convertible Securities (any such securities, “Variable Price Securities”) that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock pursuant to such Options or Convertible Securities, as applicable, at a price which varies with the market price of the shares of Common Stock (the “Variable Price”), the Corporation shall provide written notice thereof via (i) electronic mail or (ii) overnight courier to each Holder on the date of such agreement and/or the issuance of such shares of Common Stock, Convertible Securities or Options, as applicable. From and after the date the Corporation enters into such agreement or issues any such Variable Price Securities, each Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of the Preferred Shares by designating in the Conversion Notice delivered upon any conversion of Preferred Shares that solely for purposes of such conversion such Holder is relying on the Variable Price rather than the Conversion Price then in effect. A Holder’s election to rely on a Variable Price for a particular conversion of Preferred Shares shall not obligate such Holder to rely on a Variable Price for any future conversions of Preferred Shares; provided; further, that the provisions of this Section 6(b) shall not apply to any Excluded Securities.

(c) Adjustment of Conversion Price upon Exchange Listing or Mandatory Conversion. If: (i) the Corporation’s Common Stock, issuable upon conversion of the Series D Preferred Stock, becomes listed on any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, or any successor of the foregoing, and the closing bid price quoted on the Principal Market on the Trading Day prior to such listing is less than the Conversion Price (accounting for any stock split or prior adjustment to the Conversion Price), then the Conversion Price shall be reduced by 20% of the difference between the current Conversion Price and such bid price; or (ii) a broker-dealer conducts a financing pursuant to which a Holder is required to convert its Preferred Shares (regardless of the type or amount of such financing), then the current Conversion Price shall be reduced by 20%.

(d) Calculations. All calculations under this Section 6 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e) Voluntary Adjustment by Corporation. The Corporation may at any time while any Preferred Shares remain outstanding, with the prior consent of the Required Holders, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors.

(f) Excluded Securities. No adjustments contained in this Section 6 shall be made upon the sale or issuance of any Excluded Securities sold or deemed to have been sold.

(g) Termination. The provisions of this Section 6 shall terminate and be of no further force or effect on the earlier of: (i) the two (2) year anniversary of the Closing Date and (ii) the date of which no Preferred Shares remain outstanding.

Section 7. Triggering Events. If at any time while any Preferred Shares remain outstanding and any Triggering Event occurs, the Corporation shall pay within three (3) days to each Holder $210 per each $1,000 of the Stated Value of each such Holder’s Preferred Shares, provided however that this Section 7 shall not apply in the case of a failure to timely convert under Section 5(c)(ii) due to an insufficient number of authorized shares until 120 days from the Closing Date.

Section 8. Other Provisions.

(a) Reservation of Common Stock. After the expiration of sixty (60) days from the Closing Date, or such longer period as provided for in Section 3(c) of the Securities Purchase Agreement, so long as any Preferred Shares remain outstanding, the Corporation shall at all times reserve at least two (2) times the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares then outstanding and the exercise of all Warrants then outstanding under the Transaction Documents (without regard to any limitations on conversions) (the “Required Reserve Amount”). Any failure of the Corporation to maintain the Required Reserve Amount shall be deemed to be a Triggering Event. The Required Reserve Amount (including each increase in the number of shares so reserved) shall be allocated pro rata among the Holders based on the number of the Preferred Shares held by each Holder on the Closing Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any of such Holder’s Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of the Preferred Shares then held by the Holders.

(b) Record Holders. The Corporation shall maintain a register (the “Register”) for the recordation of the names and addresses of the Holders of each Preferred Share and the Stated Value of the Preferred Shares. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Corporation and each Holder of the Preferred Shares shall treat each Person whose name is recorded in the Register as the owner of a Preferred Share for all purposes (including the right to receive payments and dividends hereunder) notwithstanding notice to the contrary.

(c) Transfer of Preferred Shares. A Holder may transfer some or all of its Preferred Shares without the consent of the Corporation, subject to compliance with the Securities Act of 1933, as amended. If any Preferred Shares are to be transferred, the applicable Holder shall surrender the applicable Preferred Share Certificate to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new Preferred Share Certificate, registered as such Holder may request, representing the outstanding number of Preferred Shares being transferred by such Holder and, if less than the entire outstanding number of Preferred Shares is being transferred, a new Preferred Share Certificate to such Holder representing the outstanding number of Preferred Shares not being transferred. The Corporation shall record all such transfers pursuant to this Section 8(c) in the Register.

(d) Lost, Stolen or Mutilated Preferred Share Certificate. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of a Preferred Share Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Corporation in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of such Preferred Share Certificate, the Corporation shall execute and deliver to such Holder a new Preferred Share Certificate representing the applicable outstanding number of Preferred Shares.

Section 9. Restriction and Limitations. Except as expressly provided herein or as required by law, so long as any Preferred Shares remain outstanding, the Corporation shall not, without the vote or written consent of the Required Holders, take any action which would adversely and materially affect any of the preferences, limitations or relative rights of the Series D Preferred Stock.

Section 10. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while any Preferred Shares remain outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to the conversion of the Series D Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, each Preferred Share shall receive such consideration as if such number Preferred Shares had been, immediately prior to such foregoing dividend, distribution, subdivision, combination or reclassification, the holder of the number of shares of Common Stock into which it could convert at such time. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. Notwithstanding the preceding, there shall be no adjustment as a result of the contemplated reverse stock split.

Section 11. Equal Treatment of Holders. No consideration (including any modification of this Amended and Restated Certificate of Designation or related Transaction Document) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Amended and Restated Certificate of Designation or Transaction Document unless the same consideration is also offered to all of the Holders. For clarification purposes, this provision constitutes a separate right granted to each holder by the Corporation and negotiated separately by each holder, and is intended for the Corporation to treat all Holders as a class and shall not in any way be construed as such holders acting in concert or as a group with respect to the purchase, disposition or voting of the Series D Preferred Stock or otherwise.

Section 12. Certain Defined Terms. For purposes of this Amended and Restated Certificate of Designation, the following terms shall have the following meanings:

(a) “Closing Date” shall mean the date of first issuance of the shares of Series D Preferred Stock.

(b) “Common Stock” shall mean the Corporation’s common stock, $0.0001 par value per share.

(c) “Consideration Value” means the value of the applicable Option, Convertible Security as of the date of issuance thereof (as determined by the Board of Directors in good faith).

(d) “Conversion Price” means, with respect to each Preferred Share, as of any Conversion Date or other date of determination, $0.02, subject to adjustment as provided herein.

(e) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(f) “Excluded Securities” means those securities identified and defined as such in the Securities Purchase Agreement.

(g) “Holder” or “Holders” means a holder of Series D Preferred Stock.

(h) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(i) “Person” means an individual, a limited liability corporation, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(j) “Principal Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, OTCPink, OTCQB, or OTCQX and any successor markets thereto.

(k) “Remaining Liquidation Amount” means $9,000,000.

(l) “Required Holders” means a majority of the Holders, which shall include Cavalry Fund I LP as long as it owns at least five percent (5%) of the Preferred Shares.

(m) “Second Liquidation Preference” means a liquidation preference of $3,000,000 in cash and/or other property received by the Corporation pursuant to a liquidation, dissolution or winding up of the business of the Corporation, and which is to be paid to the Series E Stockholders and the Series F Stockholders after the Holders have received the First Liquidation Preference.

(n) “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of the Closing Date, by and among the Corporation and the Holders party thereto, a form of which will be on file with the Securities and Exchange Commission.

(o) “Series E Stockholders” means a Person holding Series E Convertible Preferred Stock of the Corporation.

(p) “Series F Stockholders” means a Person holding Series F Convertible Preferred Stock of the Corporation.

(q) “Trading Day” means any day on which the Common Stock is eligible to be traded on the Principal Market or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

(r) “Transaction Documents” means this Amended and Restated Certificate of Designations, the Securities Purchase Agreement and each of the other agreements and instruments entered into or delivered by the Corporation or any of the Holders in connection with the transactions contemplated hereby and under the Securities Purchase Agreement, each as may be amended from time to time in accordance with the terms thereof.

(s) “Triggering Events” means each of the following events:

(i) at any time the Corporation has breached any provision of this Amended and Restated Certificate of Designations and such breach remains uncured for a period of five (5) consecutive Trading Days (the “Cure Period”), except as set forth in Section 10(n)(ii) below for which such Cure Period shall not apply;

(ii) upon the occurrence of any event explicit stated herein to constitute a “Triggering Event”;

(iii) other than as specifically set forth in another clause of this definition, the Corporation or any of its subsidiaries breaches any material representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any material covenant or other material term or material condition of any Transaction Document, except, in the case of a breach of a material covenant or other material term or material condition that is curable, only if such breach remains uncured for a period of five (5) consecutive Trading Days; or

(iv) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Corporation as to whether any Triggering Event has or has not occurred.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 31st day of March 2019.

By
Name:	Miles Jennings
Title:	Chief Executive Officer

[SIGNATURE PAGE TO CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS
AND LIMITATIONS OF SERIES D CONVERTIBLE PREFERRED STOCK]

EXHIBIT I

TRULI TECHNOLOGIES, INC.

CONVERSION NOTICE

Reference is made to the Amended and Restated Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of Truli Technologies, Inc. (the “Amended and Restated Certificate of Designations”). In accordance with and pursuant to the Amended and Restated Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series D Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Shares”), of Truli Technologies, Inc., a Delaware corporation (the “Corporation”), indicated below into shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Corporation, as of the date specified below.

Date of Conversion:

Aggregate number of Preferred Shares to be converted

Aggregate Stated Value of such Preferred Shares to be converted:

Aggregate accrued and unpaid dividends and accrued and unpaid Late Charges with respect to such Preferred Shares and such aggregate dividends to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the applicable Preferred Shares are being converted to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __,

Name of Registered Holder

By:
Name:
Title:

Tax ID:
Facsimile:

E-mail Address:

EXHIBIT II

ACKNOWLEDGMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Corporation and acknowledged and agreed to by ________________________.

TRULI TECHNOLOGIES, INC.

By:
Name:
Title: